Exhibit 23.1






       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Integrated Transportation Network Group Inc.
New York, New York




            We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 30, 1998 (except for Note 9, which is as of March 31, 1998 and Note 1 which is as of June 29, 1998), relating to the consolidated financial statements of Integrated Transportation Network Group Inc. and Subsidiaries, which is contained in that Prospectus.

            We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                             /s/ BDO Binder
                                             BDO Binder



June 29, 1998